SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 18, 2006 the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing the results of the Company’s Annual General Meeting and Extraordinary General Meeting held December 12, 2006.

The information in this Item 7.01 and in the accompanying press release attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 8.01	Other Events—Submission of Matters to a Vote of Security Holders

(a) On December 12, 2006 Senetek PLC (the “Company”) held a combined Annual General Meeting and Extraordinary General Meeting of Shareholders (the “Meeting”) pursuant to a Notice and Proxy Statement duly filed pursuant to Regulation 14A under the Securities Exchange Act of 1934.

(b) The following persons, each of whom had been appointed a Director of the Company in May 2006, were elected Directors of the Company at the Meeting: Rodger Bogardus and Kerry Dukes. The following persons’ terms of office as Directors of the Company continued after the Meeting: Frank J. Massino and Anthony Williams.

(c) The following is a brief description of each matter voted upon at the Meeting, including the votes cast for, against and withheld and the number of abstentions and broker non-votes as to each such matter:

Description of Matter	Votes For	Votes Against	Votes Withheld	Non- Votes
Election of Rodger Bogardus	57,628,501	2,892,463	92,809	346,851
Election of Kerry Dukes	57,571,868	2,948,368	93,537	346,851
Adoption of Senetek Equity Plan	51,556,312	9,013,633	43,828	346,851
Receipt of Annual Accounts for 2005 and Directors’ Report on those Accounts	56,763,421	2,457,045	1,393,307	346,851
Appointment of Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for 2006	58,169,711	2,279,791	164,271	346,851

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) The following exhibit is filed as part of this report:

1. Press release dated December 18, 2006 is filed as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006		SENETEK PLC (Registrant)

	By:	\s\ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Exhibit
99.1	Press release dated December 18, 2006 announcing the results of the Company’s Annual General Meeting and Extraordinary General Meeting.

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